Fortress

Discussion Materials

25 March 2011
Strictly Private and Confidential

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Status Update and Guidelines for Consortium Members

- We understand that the parties intending to participate in the proposed Transaction ("Consortium Members) have reached an agreement and the following documents have been finalized and are ready to be submitted / filed
  - Preliminary non-binding proposal
  - Consortium agreement
  - Amended Schedule 13-D filing (beneficial ownership report)
- Prior to the submission of the proposal letter, the contemplation of the Transaction should be kept strictly confidential and not discussed with any third party, including the members of management of Fortress who are not Consortium Members
- Consortium Members' roles as buyers must be clearly separated from their roles as directors or management of Fortress
  - Consortium Members who are officers and managers of Fortress should continue to manage the day-to-day operations of Fortress in a "business as usual" manner
- Upon submission of the proposal, Fortress is expected to convene board of directors meeting where Mr. Kuo Zhang and Mr. Dongping Fei will need to recuse themselves from the board's decision making process immediately
- The Board is expected to form a committee of independent directors soon after (the "Special Committee") to consider the proposal. The Special Committee should select its own legal and financial advisors.
  - Consortium Members should not try to influence the actions or processes of the Special Committee (including the selection of advisors) and should just let the Special Committee "do its job"
- Consortium Members should not be permitted to conduct due diligence of non-public information regarding Fortress without approval of the Special Committee
- Consortium Members should not trade in the shares of Fortress while a possible Transaction is under consideration

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项目动态及该做及不该做事项指引

- 就有意参与交易的各方（"财团成员"）而言，他们作为买方的角色必须跟他们担任Fortress董事或者管理层的角色有明显的区别
  - 属于Fortress主管人员和经理的财团成员应以"日常业务"的形式继续管理Fortress的日常营运
- 于提交建议函件之前，交易项下拟进行事项必须严格保密，且不得与任何第三方（包括并非财团成员的Fortress的管理层成员）讨论
- 一旦建议函件提交至Fortress的董事会后，预期董事会会组成一个独立董事委员会（"特别委员会"）以审阅有关建议。该特别委员会应选择其自身的法律顾问及财务顾问
  - 财团成员不得试图影响特别委员会的行动或程序(包括顾问的筛选)，并应当让特别委员会"执行其职责"
- 财团成员在无特别委员会的批准下不得进行涉及Fortress的非公开信息尽职审查
- 当可能的交易正在考虑中时，财团成员不得买卖Fortress的股份
- 为免需要为时过早披露建议，财团成员可讨论他们愿意参与交易所依据的条款，但应当被清晰理解为：无任何一方将会作出任何承诺，且财团成员之间应不会就交易存有任何协议，直至各方已签立财团协议（而于此时财团协议将会送交证券交易委员会存档）
  - 于呈交该建议函件及签立财团协议后，财团成员需将他们对现时附表13D（权益拥有报告）作出的修订送交存档

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Illustrative Transaction Process Timetables /示意性交易程序时间表

Merger


Approach Company with Prelim. Offer; Request Due Diligence
Board Meeting and Formation of Special Committee (1 week)
Conduct Due Diligence (4 Weeks)
Negotiate Definitive Transaction Documents (3 Weeks)
Board Meetings/ Execute Merger Agreement
File Proxy Statement with SEC; file HSR Act notification (2 Weeks)
Receive SEC Comments and File Revised Proxy Statement; Definitive Proxy Statement Mailed to Shareholders (6 Weeks)
Shareholder Meeting and Vote; Merger Becomes Effective (2 Weeks)(1)
Independent Committee Formed to Consider Offer and Negotiate with Consortium
5 weeks to Announce
15+ Weeks to Close

合并


利用初步要约与公司接洽；提出尽职调查要求
董事会会议及组成独立委员会（特别委员会）（1周）
进行尽职调查（4 周）
谈判最终交易文件（3 周）
董事会会议/执行合并协议
向美国证券交易委员会提交委托书；提交HSR法案通知（2 周）
获得美国证券交易委员会的评注，并且提交修订后的委托书；向股东邮寄最终的委托书（6 周）
股东大会和投票；合并生效（2 周）(2)
组建评估要约和与联盟谈判的独立委员会
5 周宣布
15+ 周完成

(1) Dissenting minority shareholders have 20 days to submit a notice of dissent. Process may be extended by a minimum of 20 days if dissenting shareholders submit a notice.

(2) 持有异议的少数权益股东拥有20天的时间提出异议通知。如果持有异议股东提交异议通知，程序可能最少被延长20天

Potential Range of Premia Levels Based on Current Share Price

			Share Price Premium								
		Current [1]	(10.6)%	(6.5)%	(2.4)%	1.6 %	5.7 %	9.8 %	13.8 %	15.4 %	17.9 %
Implied Share Price		6.15	5.50	5.75	6.00	6.25	6.50	6.75	7.00	7.10	7.25
Premium to:											
Average Since Oct'2010 Offering	5.75	7.0 %	(4.3)%	0.0 %	4.4 %	8.7 %	13.1 %	17.4 %	21.8 %	23.5 %	26.1 %
L1M Average	5.38	14.4 %	2.3 %	6.9 %	11.6 %	16.2 %	20.9 %	25.5 %	30.2 %	32.1 %	34.8 %
L3M Average	5.48	12.3 %	0.4 %	5.0 %	9.6 %	14.1 %	18.7 %	23.3 %	27.8 %	29.7 %	32.4 %
L6M Average	6.12	0.6 %	(10.1)%	(6.0)%	(1.9)%	2.2 %	6.3 %	10.4 %	14.4 %	16.1 %	18.5 %
L1Y Average	6.53	(5.8)%	(15.8)%	(12.0)%	(8.1)%	(4.3)%	(0.5)%	3.4 %	7.2 %	8.7 %	11.0 %
Average Since NASDAQ Listing	6.42	(4.1)%	(14.3)%	(10.4)%	(6.5)%	(2.6)%	1.3 %	5.2 %	9.1 %	10.7 %	13.0 %
VWAP Since Oct'2010 Offering	6.29	(2.2)%	(12.5)%	(8.6)%	(4.6)%	(0.6)%	3.4 %	7.3 %	11.3 %	12.9 %	15.3 %
L1M VWAP	5.42	13.4 %	1.4 %	6.1 %	10.7 %	15.3 %	19.9 %	24.5 %	29.1 %	31.0 %	33.7 %
L3M VWAP	5.51	11.6 %	(0.2)%	4.3 %	8.9 %	13.4 %	17.9 %	22.5 %	27.0 %	28.8 %	31.6 %
L6M VWAP	6.51	(5.5)%	(15.5)%	(11.7)%	(7.8)%	(4.0)%	(0.2)%	3.7 %	7.5 %	9.1 %	11.4 %
L1Y VWAP	6.93	(11.3)%	(20.6)%	(17.0)%	(13.4)%	(9.8)%	(6.2)%	(2.6)%	1.0 %	2.4 %	4.6 %
VWAP Since NASDAQ Listing	6.88	(10.6)%	(20.1)%	(16.4)%	(12.8)%	(9.2)%	(5.5)%	(1.9)%	1.7 %	3.2 %	5.4 %
30 Trading Days Average	5.30	16.1 %	3.8 %	8.5 %	13.2 %	18.0 %	22.7 %	27.4 %	32.1 %	34.0 %	36.8 %
60 Trading Days Average	5.48	12.3 %	0.4 %	5.0 %	9.5 %	14.1 %	18.7 %	23.2 %	27.8 %	29.6 %	32.3 %
52-Week Low	4.60	33.7 %	19.6 %	25.0 %	30.4 %	35.9 %	41.3 %	46.7 %	52.2 %	54.3 %	57.6 %
52-Week High	8.61	(28.6)%	(36.1)%	(33.2)%	(30.3)%	(27.4)%	(24.5)%	(21.6)%	(18.7)%	(17.5)%	(15.8)%
Average Analyst Target	8.60	(28.5)%	(36.0)%	(33.1)%	(30.2)%	(27.3)%	(24.4)%	(21.5)%	(18.6)%	(17.4)%	(15.7)%
Market Cap [2] (m)		368.1	329.2	344.2	359.1	374.1	389.1	404.0	419.0	425.0	434.0
Equity Value [3] (m)		373.0	329.8	346.4	363.1	379.7	396.4	413.0	429.6	436.3	446.3
Net Debt		179.8	179.8	179.8	179.8	179.8	179.8	179.8	179.8	179.8	179.8
Minority Interest		4.3	4.3	4.3	4.3	4.3	4.3	4.3	4.3	4.3	4.3
Enterprise Value (m)		557.1	513.9	530.5	547.1	563.8	580.4	597.1	613.7	620.4	630.4
Funding Requirement		-	74.2	79.2	84.3	89.3	94.3	99.3	104.4	106.4	109.4
Implied Multiples [4]											
EV / 2011E EBITDA	83.2	6.7 x	6.2 x	6.4 x	6.6 x	6.8 x	7.0 x	7.2 x	7.4 x	7.5 x	7.6 x
EV / 2012E EBITDA	93.7	5.9 x	5.5 x	5.7 x	5.8 x	6.0 x	6.2 x	6.4 x	6.6 x	6.6 x	6.7 x
2011E P / E	0.78	7.9 x	7.1 x	7.4 x	7.7 x	8.0 x	8.3 x	8.7 x	9.0 x	9.1 x	9.3 x
2012E P / E	0.81	7.6 x	6.8 x	7.1 x	7.4 x	7.7 x	8.0 x	8.3 x	8.6 x	8.7 x	8.9 x

Notes:
(1) Market data as of 24 Mar, 2011.
(2) Based on 59.9m shares oustanding.
(3) Reflects impact of options oustanding - Assumes forced exercise of outstanding options and warrants upon take private.
(4) Estimates as per Reuters Consensus.

Share Price Performance Since NASDAQ Listing

Share Price and Volume Weighted Average Prices
(US$ per share)

	Average	VWAP	VWAP - adj.[1]
Since NASDAQ Listing	6.42	6.88	6.87
Last One Year	6.53	6.93	6.93
Last Six Months	6.12	6.51	6.39
Last Three Months	5.48	5.51	5.51
Last One Month	5.38	5.42	5.42
Since Oct'2010 Offering	5.75	6.29	6.07
Last 60 Trading Days	5.48	5.51	5.51
Last 30 Trading Days	5.30	5.36	5.36
Current Share Price	6.15		
52wk High	8.61		
52wk Low	4.60		

Note: (1) Excludes trading volume on 26 October 2010 (2.9m shares).

Recent Run-up
(Since March 16th, 2011)

Date	Price	Change	Volume ('000)
24-Mar-11	6.15	(0.16%)	48.8
23-Mar-11	6.16	0.49%	60.0
22-Mar-11	6.13	5.51%	119.4
21-Mar-11	5.81	1.40%	58.4
18-Mar-11	5.73	4.75%	69.2
17-Mar-11	5.47	7.89%	64.6
16-Mar-11	5.07	2.42%	118.7
15-Mar-11	4.95	(1.59%)	79.4
14-Mar-11	5.03	(2.14%)	52.2
11-Mar-11	5.14	(2.28%)	57.0
10-Mar-11	5.26	3.75%	86.1



Share Price ($)
10.0
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
Dec'09 Offering Price / Oct'2010 Offering Price / - $7.00
Apr'2010: Signs a cooperation agreement with China Telecom Corporation
June'2010: Issues Q1 2011 guidance in-line with estimates; FY2011 2011 guidance above estimates
Aug'2010: Announces public offering of 12m shares but postpones it the next day due to volatile markets
Oct'2010: Public offering of 7m shares
March'2011: Q3'FY11 Results announcement
Fortress: (10.9%)
5,500.0
4,400.0
3,300.0
2,200.0
1,100.0
0.0
Volume ('000)
12/17/09
1/13/10
2/9/10
3/8/10
4/4/10
5/1/10
5/28/10
6/24/10
7/21/10
8/17/10
9/13/10
10/10/10
11/6/10
12/3/10
12/30/10
1/26/11
2/22/11
3/21/11
Volume ('000)
S&P
Hang Seng
Fortress Price

Note: Market data as of 24/03/2011. Hang Seng and SP500 rebased to Fortress share price as of 17/12/2009.
Source: NASDAQ trading data for Fortress, FactSet for indices.

Cayman “Take Private” Process

Overview of Cayman Take Private Process

Given the Company is incorporated in the Cayman Islands, the mechanics of a take-private transaction will differ from those typically associated with a U.S. going-private transaction.

- There are three methods available for "taking private" an entity incorporated in the Cayman Islands.
- Scheme and tender offer processes have been used to effect going private transactions in the past while the merger mechanism has only recently been adopted:
  i. Scheme of Arrangement (transaction negotiated with independent committee and approved by the shareholders and courts)
  ii. Tender Offer (offer taken directly to the shareholders), followed by a statutory squeeze-out
  iii. Merger (newly introduced in 2009, involves negotiation with independent committee and requires approval by the shareholders)
- In order to gain access to due diligence, the acquiror will negotiate directly with the board (and or its independent committee as required)
  - Board will likely require a concrete proposal before providing access to due diligence
  - Board will be required to perform its fiduciary duties on behalf of the shareholders (although specific duties are less prescribed than in the U.S.)
  - Likely requires formation of a committee of independent directors to evaluate the proposal and any strategic alternatives
    - Any directors who join, or who are affiliated with, the acquiror's consortium will need to recuse themselves from the board's decision-making process
- The interests of minority shareholders must be taken into account
  - Going-private transactions can result in litigation; care must be taken to ensure a fair process
  - In the Cayman Islands, a court will evaluate the proposed transaction up-front for fairness (in case of scheme)
  - There is a forum for dissenting minority shareholders to express their views prior to closing and to seek appraisal rights (in case of offer and merger)
  - The Tongjitang transaction will be used by regulators as well as shareholders as a precedent against which to benchmark the independent committee's actions and performance
- As the target is a U.S. listed foreign private issuer, SEC disclosure requirements will still apply
  - 5% or more shareholders (i.e. insiders), who are part of acquiror's consortium, are required to disclose promptly updated schedule 13D filing upon making formal proposal to the board and also upon the formation of a group
  - Rule 13e-3 requires detailed disclosure in transactions where the interests of management or other controlling persons may differ from those of public shareholders
  - The board will have to disclose the role of the independent committee (if any), the factors considered by the committee, any competing offers, and any reports prepared by outside experts (such as fairness opinions, valuations, etc.)

开曼私有化程序概况

鉴于公司在开曼群岛注册成立，私有化交易机制将有异于涉及美国私有化交易的典型程序。

- 一家在开曼群岛注册成立的实体可以通过3种方式进行“私有化”。
- 私有化交易在过去主要受到协议安排和要约收购两种方式的影响，而合并机制的方式是最近才被采纳的：
  i. 协议安排（与独立委员会进行交易谈判且获得股东和法院批准）
  ii. 要约收购（直接向股东提出要约），然后再进行强制性挤出
  iii. 合并（于2009年才引入，涉及与独立委员会进行谈判，且须获得股东批准）
- 为了取得开展尽职调查的机会，收购方将直接与董事会（或按规定与其独立委员会）协商
  - 董事会在准予开展尽职调查前将很有可能要求一份具体的方案
  - 董事会必须代表股东履行其诚信职责（尽管具体职责少于美国的规定）
  - 很可能须组建一个由独立董事构成的委员会来对提案和所有可选的战略方案进行评估
    - 所有加入或从属于收购财团的董事将需要退出董事会的决策程序
- 必须考虑少数股东的权益
  - 私有化交易可能会导致法律诉讼；必须采取谨慎态度确保程序公平
  - 在协议安排的情况下，为了公平起见，开曼群岛的法院将提前评估拟议交易
  - 在要约收购和合并的情况下，在交易完成之前，持有异议的少数股东将通过一个讨论会来表达他们的观点并且谋求评估权利同济堂的交易将被监管机构和股东作为一个先例，独立委员会的行动和表现将以此作为基准
- 由于目标公司为一家在美国上市的外国私有发行人，证券交易委员会的披露要求仍适用
  - 在向董事会递交正式提案，以及小组成立之后，身为收购财团成员而持股5%或以上的股东（即内部人士）必须及时披露更新的13D附表（Schedule 13D）
  - 如果管理层或其他控股人士的利益与公共股东的利益不同，13e-3规则要求进行详细的交易披露
  - 董事会将必须披露独立委员会（如有）的职责、委员会所考虑的因素、所有竞争性要约以及由外部专家编制的所有报告（例如公平性意见、估值等）

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Transaction Process Alternatives

Under Cayman Law, there are three alternatives to effect a "take private" transaction. Scheme has historically been the preferred method since it involves a court process giving the offeror certainty to obtain 100% whilst also potentially reducing the immediate financial outlay required by the offeror

	Scheme of Arrangement	Tender Offer	Merger
Description	• Court-supervised process whereby transaction is negotiated with independent committee and results in the acquisition of "all or none" of the target's outstanding shares	• Offer, which is taken directly to shareholders, to acquire all of the target's shares	• The legal combination of two corporations whereby transaction is negotiated with independent committee and results in the acquisition of "all or none" of the shares
Required Approvals	• A majority in number, representing at least 75% in value, of "disinterested" shareholders in attendance or voting by proxy – Key consideration to the "majority in number" which requires a majority of votes cast, irrespective of ownership level, to be in favour of the proposed transaction – The offeror and its "concert parties" as a separate class • Grand Court of the Cayman Islands	• 90% of share class (value) must be tendered to enact compulsory squeeze-out of minority – Shares beneficially owned by a controlling shareholder or insider and shares subject to support agreements count towards 90% threshold, but shares held by the offeror do not count	• A majority in number of shareholders, representing at least 75% in value of the shareholders voting together as one class – Like scheme, "majority in number" requires a majority of votes, irrespective of ownership level, to be in favour of the proposed transaction – Offeror and its associates (i.e. interested shareholders) can vote along with disinterested shareholders
Time to Complete (1)	• 4 – 5 months	• 5 – 7 months	• 4 – 5 months (but shorter than scheme of arrangement as there is no court process involved)
Benefits	• Relatively quick process • Transaction approved by independent committee and sanctioned by court • Reduced risk of interlopers • Offeror only required to finance cost of acquiring "disinterested"	• No requirement for approval by majority of shareholders in number • Can take the deal directly to shareholders, avoiding negotiation with the board / independent committee • May be able to execute support agreements in advance of tender to ensure success	• Increased certainty to effect the transaction as interested parties can vote along with other disinterested shareholders • Quick process • Transaction approved by independent committee • Reduced risk of interlopers
Considerations	• Requires negotiation of transaction terms / valuation with independent committee • Will effectively require "majority of the minority" (by majority of number of individual votes and 75% by value) to support the deal as offeror and "concert parties" vote as a separate class • Element of uncertainty as it involves court	• Longer process to squeeze out minority • Uncertainty of reaching squeeze-out threshold, though tender may be conditional upon obtaining 90% • Squeeze-out of vocal minority is substantially untested in Cayman case law • If done unilaterally, no access to due diligence • Initially financial outlay may be greater	• Newly introduced in 2009 and no precedents of going private (the first case – take private of Tongjitang is under way currently) • Requires negotiation of transaction terms / valuation with independent committee • Uncertainty as to whether requirement applies to shares voted or all shares outstanding. Classification in law expected as early as mid-April 2011

(1) Excludes time for preliminary action (e.g., diligence, negotiation) and non-Cayman approvals, as applicable.

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交易程序可选方案

根据开曼法律，"私有化"交易存在3种可选方案。由于法庭程序为要约方提供获得100%股权的确定性，同时还可能降低要约方须承担的直接财务支出，协议安排在传统上一直是受欢迎的方式。

	协议安排	要约收购	合并
说明	• 由法庭监督的程序，涉及与独立委员会直接进行交易谈判，对目标公司发行在外股份产生"要么全部要么一点也没有"（all or none）的收购结果	• 向股东直接提出收购要约以收购目标公司的所有股份	• 两家公司进行合法合并，与独立委员会进行交易谈判，对股份产生"要么全部要么一点也没有"（all or none）的收购结果
所需的批准	• 在亲身出席投票或委派代表代为投票的"无利益关系"股东中获过半数人士批准，表示批准的股东须持有75%以上股权价值 – "过半数"的主要考虑因素是需要大多数投票支持拟议交易，而不考虑所有权水平 – 要约方及其"一致行动方"自成一类 • 开曼群岛大法院	• 收购达到同类型股份（价值）的90%方能对少数股东进行强制性挤出 – 由一位控股股东或内部人士实益拥有的股份以及支持协议的股份都计入90%的门槛之内，但要约方持有的股份不计算在内	• 在同一类别参与投票的股东中获过半数人士批准，表示批准的股东须持有75%以上股权价值 – 和协议安排中提到的一样，"过半数"需要大多数投票支持拟议交易，而不考虑所有权水平 – 要约方及其关联人士（即存在利益关系的股东）可与不存在利益关系的股东一同投票
完成所需时间 (1)	• 4 – 5 个月	• 5 – 7个月	• 4 – 5个月（但是时间短于协议安排，因为其不涉及法庭程序）
好处	• 相对较快的程序 • 交易由独立委员会批准且获得法院裁决 • 降低了出现搅局者的风险 • 要约方仅需要承担收购"无利益关系"股份的财务成本	• 无需获得过半数股东的批准 • 可以直接向股东提出交易，而不与董事会/独立委员会协商 • 有可能在收购之前签立支持收购的协议，确保交易取得成功	• 提高了交易成功的确定性，因为存在利益关系的人士能够与其他无利益关系的股东一起投票 • 快速程序 • 交易由独立委员会批准 • 降低出现搅局者的风险
考虑因素	• 需要与独立委员会就交易条款 / 估值进行谈判 • 实际上要求"大多数少数股东"以要约方身份支持交易（占个人投票的大多数，价值上须占75%），"一致行动方"须自成一类投票 • 因为涉及到法院，有不确定因素	• 挤出少数权益的程序较长 • 能否达到挤出门槛存在不确定性，尽管要约收购以取得90%股权作为条件 • 挤出积极的少数权益（vocal minority）实际上并未得到开曼判例法的验证 • 如果单方面进行，则没有尽职调查机会 • 最初的财务支出可能较大	• 于2009年才引入，没有私有化的先例（第一个案例 – 同仁堂的私有化目前正在进行） • 需要与独立委员会就交易条款 / 估值进行谈判 • 规定是否适用于投票的股份或所有在外股份存在不确定性。法律上的分类最早在2011年4月中旬才制定出来

(1) 不包括初步行动（例如尽职调查、谈判）及开曼群岛审批（如适用）所需的时间。

Appendix - Valuation

Historical Valuation Evolution: PE

NTM P / E Evolution

	NTM P/E Multiple as of,				
	30-Mar-10	30-Jun-10	30-Sep-10	31-Dec-10	Current
Fortress	12.1x	11.0x	12.3x	6.4x	7.8x
GOME	18.8x	16.6x	15.0x	16.1x	14.6x
Huiyin	16.5x	11.7x	14.7x	13.6x	9.7x
US-listed Chinese Retailers	22.3x	14.9x	18.4x	21.5x	18.6x
A-Listed Electrical Retailers	22.2x	25.3x	25.3x	21.8x	19.3x
Global Electrical Retailers	13.5x	11.5x	12.8x	12.6x	11.6x
Fortress - (Discount) / Premium to:					
GOME	*(35.7%)*	*(34.2%)*	*(18.1%)*	*(60.4%)*	*(46.5%)*
Huiyin	*(26.8%)*	*(6.4%)*	*(16.5%)*	*(53.2%)*	*(19.4%)*



NTM P/E (x)
39
34
29
24
19
14
9
4
03/03/10
06/02/10
09/01/10
12/01/10
03/02/11
A-Share Listed Elect. Retailers: 19.3x(1)
US-listed Chinese Retailers: 18.6x
GOME: 14.6x
Global Elect. Retailers: 11.6x
Huiyin: 9.7x
Fortress: 7.8x(2)
Fortress
GOME
Huiyin
US-listed Chinese Retailers
A-Listed Electrical Retailers
Global Electrical Retailers

(1) Note: unavailability of multiples data for Telling Telecommunication Holdings.
(2) Broker consensus forecasts for Fortress unavailable before March 2010.
Source: FactSet (Market data as of 24/03/2011).

Comparable Companies Analysis

USD millions	Market Cap.	Firm Value	Price / Earnings Mar-11	Price / Earnings Mar-12	EV / EBITDA Mar-11	EV / EBITDA Mar-12	P / E / G Mar-11	2011 - 2013 CAGR Sales	2011 - 2013 CAGR EBITDA	2011 - 2013 CAGR EPS	2011 EBITDA Margin	Net Debt / 2011 EBITDA
Fortress (Factset Consensus)	373	557	7.9x	7.6x	6.7x	5.9x	0.6x	15.6%	11.9%	13.2%	7.4%	2.2x
US Listed Chinese Retailers												
China Nepstar Chain Drugstore Inc.	400	229	66.5x	36.6x	13.3x	9.9x	1.5x	10.4%	23.2%	45.7%	4.8%	NC
Country Style Cooking Restaurant Chain Co. Ltd.	417	409	35.2x	27.0x	24.0x	16.1x	1.0x	49.4%	49.0%	36.5%	13.3%	NC
China Xiniya Fashion	264	227	6.5x	6.0x	5.0x	3.9x	0.4x	28.3%	33.9%	18.0%	31.6%	NC
QKL Stores Inc.	87	38	8.8x	7.6x	1.9x	1.4x	0.5x	24.9%	31.2%	18.9%	6.2%	NC
China Jo-Jo Drugstores Inc.	43	37	4.9x	4.5x	2.9x	NA	NA	NA	NA	NA	18.4%	NC
Mean			**24.4x**	**16.3x**	**9.4x**	**7.8x**	**0.8x**	**28.2%**	**34.3%**	**29.8%**	**14.9%**	**NC**
Median			**8.8x**	**7.6x**	**5.0x**	**6.9x**	**0.7x**	**26.6%**	**32.6%**	**27.7%**	**13.3%**	**NC**
A Share Listed Electrical Retailers												
Suning Appliance Co. Ltd.	14,394	13,357	17.4x	13.7x	11.3x	9.3x	1.3x	13.6%	9.2%	13.7%	7.9%	NC
Shenzhen Aisidi Co. Ltd.	2,975	2,676	24.9x	20.4x	17.6x	14.0x	1.3x	18.3%	21.8%	18.8%	7.3%	NC
Telling Telecommunication Holding Co. Ltd.	1,856	2,220	34.1x	24.7x	22.7x	16.8x	1.1x	18.8%	29.1%	31.0%	2.9%	2.5x
Mean			**25.5x**	**19.6x**	**17.2x**	**13.4x**	**1.2x**	**16.9%**	**20.0%**	**21.2%**	**6.0%**	**2.5x**
Median			**24.9x**	**20.4x**	**17.6x**	**14.0x**	**1.3x**	**18.3%**	**21.8%**	**18.8%**	**7.3%**	**2.5x**
H Share Listed Electrical Retailers												
GOME Electrical Appliances Holding Ltd.	5,611	4,106	17.0x	14.0x	8.4x	7.2x	0.8x	13.2%	19.0%	21.8%	5.6%	NC
Huiyin Household Appliances (Holdings) Co. Ltd.	208	155	10.7x	9.1x	5.4x	4.2x	0.5x	29.5%	25.8%	20.2%	10.0%	NC
Mean			**13.9x**	**11.5x**	**6.9x**	**5.7x**	**0.7x**	**21.4%**	**22.4%**	**21.0%**	**7.8%**	**NC**
Median			**13.9x**	**11.5x**	**6.9x**	**5.7x**	**0.7x**	**21.4%**	**22.4%**	**21.0%**	**7.8%**	**NC**
Other International Electrical Retailers												
Best Buy Co. Inc.	11,877	13,440	9.1x	8.4x	4.1x	3.9x	1.3x	3.5%	5.8%	7.1%	6.5%	0.3x
Synnex Technology International Corp.	3,630	4,117	17.6x	14.6x	21.6x	16.9x	0.9x	19.5%	25.4%	20.4%	2.0%	2.6x
Carphone Warehouse Group PLC	2,829	1,756	27.1x	20.7x	NM	NM	0.9x	NM	NM	30.2%	NM	NC
JB Hi-Fi Ltd.	2,067	2,085	15.2x	13.0x	9.2x	8.0x	1.0x	13.4%	14.8%	15.7%	7.4%	0.1x
RadioShack Corp.	1,731	1,688	8.0x	7.2x	3.9x	3.7x	0.6x	5.3%	10.5%	14.5%	9.4%	NC
Dixons Retail PLC	984	1,237	8.8x	6.8x	2.6x	2.4x	0.3x	2.6%	12.3%	30.0%	3.4%	0.4x
Kesa Electricals PLC	1,122	951	12.9x	10.4x	2.9x	2.7x	0.6x	2.6%	8.7%	21.8%	4.0%	NC
Brightpoint Inc.	681	730	14.7x	10.0x	7.2x	6.2x	0.5x	12.7%	15.3%	32.2%	2.7%	0.5x
Mean			**14.2x**	**11.4x**	**7.4x**	**6.3x**	**0.7x**	**8.5%**	**13.3%**	**21.5%**	**5.1%**	**0.8x**
Median			**13.8x**	**10.2x**	**4.1x**	**3.9x**	**0.7x**	**5.3%**	**12.3%**	**21.1%**	**4.0%**	**0.4x**

Source: Factset, analyst research, company filings.
Note: Financials calenderised to March year end. Market data as of 24/03/2011.

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Precedent Transactions

Date Announced	Acquiror	Target	Target Country	Stake Acquired	Implied Enterprise Value (US$ m)	Enterprise Value / LTM Sales	Enterprise Value / LTM EBITDA
China Retail							
Oct-09	Lotte Shopping	Times Limited	China	100.0%	643	1.1x	16.3x
Aug-09	TPG / Hony Capital	Wumart	China	8.0%	1,827	1.4x	13.6x
Jun-09	Bain Capital	GOME Electrical Appliances	China	10.9%(1)	2,247	0.3x	6.8x
May-09	TPG	Daphne	China	14.5%(2)	931	1.4x	9.0x
Jan-09	Pou Sheng International	Farsighted International	China	70.0%	155	NA	4.7x
Aug-08	GOME	Yongle (China) Electronics Retail	China	10.0%	1,187	0.6x	NA
Apr-08	Belle International	Mirabell International	China	100.0%	181	1.5x	14.7x
Jan-08	Lotte Shopping	Makro China	China	51.0%	174	1.5x	NA
Dec-07	GOME	Dazhong Electrical Appliance	China	100.0%	488	0.6x	NA
May-07	Chia Tai Enterprises	Shanghai Lotus	China	100.0%	367	0.6x	NA
Jul-06	GOME	China Paradise Electronics Retail	China	100.0%	529	0.3x	10.2x
May-06	Best Buy	Jiangsu Five Star Appliance	China	75.0%	302	0.4x	NA
		Min			**$ 155**	**0.3x**	**4.7x**
		Mean			**753**	**0.9**	**10.8**
		Median			**508**	**0.6**	**10.2**
		Max			**2,247**	**1.5**	**16.3**
Global Electronics Retail							
Jan-10	Foreign Investors	Himart Co	Korea	20.8%	1,877	0.8x	11.0x
May-08	Best Buy	Carphone Warehouse Group (Retail)	UK	50.0%	4,253	0.7x	7.7x
Jan-08	Eugene Corporation	Himart Co	Korea	100.0%	2,201	0.9x	12.2x
		Min			**$ 1,877**	**0.7x**	**7.7x**
		Mean			**2,777**	**0.8**	**10.3**
		Median			**2,201**	**0.8**	**11.0**
		Max			**4,253**	**0.9**	**12.2**

Key Notes

Enterprise Value in US$ million; Exchange rate at announcement date used where necessary; Multiples based on LTM or latest fiscal year, unless otherwise specified.
(1) Assumes full conversion of convertible bonds issued to Bain Capital at transaction closing date.
(2) Assumes full conversion of convertible bonds and warrants issued to TPG at transaction closing date.

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2006 – 2011 YTD US Privatization For Non-Control Take Private Acquisition

Ann. Date	Acquiror	Target	Stock Price Performance 2 weeks prior to ann.	Premia
11/20/06	Toronto-Dominion Bank	TD Banknorth Inc.	 4.4%	• 6.5% premium over 1-day closing price • 8.9% premium over 30-day average closing price
10/09/06	VNU / Nielsen	NetRatings Inc.	 2.0%	• 15.0% premium over 1day closing price and 30 days average closing price • 7.0% and 74% premium to 52 weeks high and low
02/23/07	American Financial Group	Great American Fin'l Resources	 (1.6%)	• 13.0% over 1 day closing price • 15.0% and 12.5% premium to 1 week and 30 days average closing price
01/24/07	American Int'l Group Inc.	21st Century Insurance	 0.0%	• 32.6% premium over 1 day closing price • 33.5% and 29.0% premium to 1 week and 30 days average closing price
07/18/07	Alfa Mutual	Alfa Corp.	 (6.2%)	• 44.7% and 44.9% premium over 1 day and 1 week closing price • 33.5% and 29.0% premium to 1 month and 52 weeks closing price
10/23/07	Mgmt, Macquarie, GS	Waste Industries USA Inc.	 5.0%	• 33.5% over 1-day closing price • 36.2%, 22.7 and 6.9% premium to 1 month average closing price, 6 months VWAP and 52 weeks high
03/10/08	National Mutual Insurance	Nationwide Financial Services	 (11.9)%	• 38% premium over 1-day unaffected price • 27% premium over 1-week unaffected price • 24% premium over 4-week unaffected price
08/12/08	Bank of Tokyo-Mitsubishi UFJ	UnionBanCal Corp	 15.7%	• Wide range of premia, from 1-day unaffected (26.3%) and 30-day unaffected (81.8%) to 30-day (54.5%) and 60-day average (55.4%) and LTM high and low (21.0% and 103%)

Note: Announcement date refers to moment when a public statement is made. Share price chart shows two-week performance as of closing unaffected share price. Premia reflect final offer price.
Source: Company filings, Factset

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2006 – 2011 YTD US Privatization For Non-Control Take Private Acquisition

Ann. Date	Acquiror	Target	Stock Price Performance 2 weeks prior to ann.	Premia
07/21/08	Roche Holding AG	Genentech Inc	5.0% 07/04/08 07/06/08 07/09/08	• Premium of 16.1% over 1-day unaffected price • Premium of 27.1% over 1-month unaffected price • Premium of 25.1% over 30-day average market price
03/04/09	Magellan Midstream Partners LP	Magellan Midstream Hldg LP	(3.6)% 02/24/09	• Wide range of premia, from 1-day prior (26%), to 20-days,2-month and 3-month prior and averages, 52-week highs and lows, and average since IPO (6%)
09/04/09	Fairfax Financial Holdings Ltd.	Odyssey Re Holdings Corp.	1.6% 08/23/09 08/26/09 08/29/09	• Wide range of premia considered, including 1-day closing price (29.8%), 1-week (29.7%), 1-month (39.6%) and 52-week high (19.7%) and low (106.1%)
06/29/09	First American Corp	First Advantage Corp	(13.6%) 06/23/09	• Premium against 1 day prior to announcement (10.2%)
09/20/09	Management Group	Sinoenergy Corporation	4.1% 09/03/09 09/05/09 09/07/09 09/09/09	• Premium against 1 day (48.4%), 1 week (50.8%) and 1 month (42.9%) prior to announcement
09/09/09	Tilman J. Fertitta	Landry's Restaurants Inc.	17.5% 08/25/09 08/27/09 08/29/09 09/03/09 09/05/09 09/07/09	• Premium vs. 1 week (7.6%), 30 (6.3%) and 60 (14.3%) days to average price
03/15/10	CONSOL Energy Inc.	CNX Gas Corp.	0.2%	• Premium against 1 day (45.8%) prior to announcement
04/08/10	Management Group	Tongjitang Chinese Medicines	9.6%	• Premium against 1 week (20.6%), 1, 3 (21.9%) and 6 (11.9%) month VWAP

Note: Announcement date refers to moment when a public offer is made. Share price chart shows two-week performance as of closing unaffected share price. Premia reflect final offer price.

Source: Company filings, Factset

US listed Chinese Companies

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DCF Valuation: Base Case

DCF Valuation Ranges for Base Case: Sensitivities to WACC and Terminal LTM EBITDA Multiple

	Terminal EBITDA Multiple Range				
	5.5x	6.0x	6.5x	7.0x	7.5x
Terminal Value	767	837	907	977	1,046

WACC	Firm Value as of March 31, 2011 ($ in mil.)				
10.0%	676	721	767	812	858
11.0%	651	695	739	782	826
12.0%	628	670	712	754	796
13.0%	606	646	686	727	767
14.0%	585	623	662	701	739

WACC	Implied LTM EV / EBITDA Multiple[1]				
10.0%	9.1x	9.7x	10.3x	10.9x	11.6x
11.0%	8.8x	9.4x	9.9x	10.5x	11.1x
12.0%	8.5x	9.0x	9.6x	10.2x	10.7x
13.0%	8.2x	8.7x	9.2x	9.8x	10.3x
14.0%	7.9x	8.4x	8.9x	9.4x	10.0x

WACC	Implied Perpetuity Growth Rate				
10.0%	(1.3%)	(0.4%)	0.3%	0.9%	1.5%
11.0%	(0.4)	0.5	1.2	1.9	2.4
12.0%	0.5	1.4	2.1	2.8	3.3
13.0%	1.4	2.3	3.0	3.7	4.3
14.0%	2.3	3.2	3.9	4.6	5.2

	Terminal EBITDA Multiple Range				
	5.5x	6.0x	6.5x	7.0x	7.5x
Terminal Value	767	837	907	977	1,046

WACC	Equity Value ($ in mil.)				
10.0%	528	574	619	664	710
11.0%	504	547	591	635	678
12.0%	480	522	564	606	648
13.0%	458	499	539	579	619
14.0%	437	476	514	553	592

WACC	Value Per Share (US$)				
10.0%	7.9	8.6	9.3	10.0	10.7
11.0%	7.6	8.2	8.9	9.5	10.2
12.0%	7.2	7.8	8.5	9.1	9.7
13.0%	6.9	7.5	8.1	8.7	9.3
14.0%	6.6	7.1	7.7	8.3	8.9

WACC	Upside (Downside) to Current Share Price[2]				
10.0%	*29.0%*	*40.1%*	*51.2%*	*62.3%*	*73.4%*
11.0%	*23.1%*	*33.7%*	*44.4%*	*55.0%*	*65.7%*
12.0%	*17.4%*	*27.6%*	*37.8%*	*48.1%*	*58.3%*
13.0%	*12.0%*	*21.8%*	*31.6%*	*41.5%*	*51.3%*
14.0%	*6.8%*	*16.2%*	*25.7%*	*35.1%*	*44.6%*

Note: Equity Value adjusted for option proceeds. Equity Value per Share based on diluted number of shares.

(1) March'11 LTM EBITDA of $74.2m as per mode.

(2) Share price of $6.15 as of 24/03/2011.

DCF Valuation: Sensitivities to Growth and Margins

Sensitivities to Growth and Margins @ 12% WACC and 6.5x Terminal LTM EBITDA Multiple

Firm Value as of March 31, 2011 ($ in mil.)

Incremental Sales Growth (% p.a.)	Incremental EBITDA Margin (% p.a.) (2.0%)	(1.0%)	0.0%	1.0%	2.0%
(2.0%)	620	664	708	752	796
(1.0%)	622	666	710	754	798
0.0%	623	667	712	757	801
1.0%	624	669	714	759	804
2.0%	625	670	716	761	807

Value Per Share (US$)

Incremental Sales Growth (% p.a.)	Incremental EBITDA Margin (% p.a.) (2.0%)	(1.0%)	0.0%	1.0%	2.0%
(2.0%)	7.1	7.8	8.4	9.1	9.7
(1.0%)	7.1	7.8	8.4	9.1	9.8
0.0%	7.1	7.8	8.5	9.1	9.8
1.0%	7.2	7.8	8.5	9.2	9.9
2.0%	7.2	7.9	8.5	9.2	9.9

Implied LTM EV / EBITDA Multiple[1]

Incremental Sales Growth (% p.a.)	Incremental EBITDA Margin (% p.a.) (2.0%)	(1.0%)	0.0%	1.0%	2.0%
(2.0%)	8.4x	8.9x	9.5x	10.1x	10.7x
(1.0%)	8.4x	9.0x	9.6x	10.2x	10.8x
0.0%	8.4x	9.0x	9.6x	10.2x	10.8x
1.0%	8.4x	9.0x	9.6x	10.2x	10.8x
2.0%	8.4x	9.0x	9.6x	10.3x	10.9x

Discount / Premium to Current Share Price[2]

Incremental Sales Growth (% p.a.)	Incremental EBITDA Margin (% p.a.) (2.0%)	(1.0%)	0.0%	1.0%	2.0%
(2.0%)	15.5%	26.2%	36.9%	47.6%	58.3%
(1.0%)	15.8%	26.6%	37.4%	48.2%	59.0%
0.0%	16.1%	26.9%	37.8%	48.7%	59.6%
1.0%	16.3%	27.3%	38.3%	49.3%	60.3%
2.0%	16.6%	27.7%	38.8%	49.9%	61.0%

Note: Equity Value adjusted for option proceeds. Equity Value per Share based on diluted number of shares.
(1) March'11 LTM EBITDA of $74.2m as per model.
(2) Share price of $6.15 as of 24/03/2011.

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DCF Valuation: Adjusted WC Case

Adjusted WC

DCF Valuation Ranges for Adjusted Case: Sensitivities to WACC and Terminal LTM EBITDA Multiple

	Terminal EBITDA Multiple Range				
	5.5x	6.0x	6.5x	7.0x	7.5x
Terminal Value	767	837	907	977	1,046

WACC	Firm Value as of March 31, 2011 ($ in mil.)				
10.0%	586	631	677	722	768
11.0%	563	607	651	694	738
12.0%	542	584	626	668	709
13.0%	521	562	602	642	682
14.0%	502	541	579	618	657

WACC	Implied LTM EV / EBITDA Multiple[1]				
10.0%	7.9x	8.5x	9.1x	9.7x	10.3x
11.0%	7.6x	8.2x	8.8x	9.4x	9.9x
12.0%	7.3x	7.9x	8.4x	9.0x	9.6x
13.0%	7.0x	7.6x	8.1x	8.6x	9.2x
14.0%	6.8x	7.3x	7.8x	8.3x	8.8x

WACC	Implied Perpetuity Growth Rate				
10.0%	1.9%	2.6%	3.1%	3.6%	4.0%
11.0%	2.9	3.5	4.0	4.5	4.9
12.0%	3.8	4.4	5.0	5.4	5.9
13.0%	4.7	5.4	5.9	6.4	6.8
14.0%	5.6	6.3	6.8	7.3	7.7

	Terminal EBITDA Multiple Range				
	5.5x	6.0x	6.5x	7.0x	7.5x
Terminal Value	767	837	907	977	1,046

WACC	Equity Value ($ in mil.)				
10.0%	438	484	529	574	620
11.0%	416	459	503	547	590
12.0%	394	436	478	520	562
13.0%	374	414	454	494	535
14.0%	354	393	432	470	509

WACC	Value Per Share (US$)				
10.0%	6.6	7.3	7.9	8.6	9.3
11.0%	6.2	6.9	7.6	8.2	8.9
12.0%	5.9	6.6	7.2	7.8	8.4
13.0%	5.6	6.2	6.8	7.4	8.0
14.0%	5.3	5.9	6.5	7.1	7.6

WACC	Upside (Downside) to Current Share Price[2]				
10.0%	*7.1%*	*18.2%*	*29.3%*	*40.3%*	*51.4%*
11.0%	*1.5%*	*12.2%*	*22.9%*	*33.5%*	*44.2%*
12.0%	*(0.0%)*	*6.5%*	*16.8%*	*27.0%*	*37.2%*
13.0%	*(0.1%)*	*1.1%*	*11.0%*	*20.8%*	*30.6%*
14.0%	*(0.1%)*	*(0.0%)*	*5.4%*	*14.9%*	*24.3%*

Note: Change in Working Capital as percentage of change in sales taken as per broker consensus and applied to sales forecasts as per model.
Equity Value adjusted for option proceeds. Equity Value per Share based on diluted number of shares.
(1) March'11 LTM EBITDA of $74.2m as per model.
(2) Share price of $6.15 as of 24/03/2011.

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DCF Valuation: Sensitivities to Growth and Margins

Adjusted WC

Sensitivities to Growth and Margins @ 12% WACC and 6.5x Terminal LTM EBITDA Multiple

Firm Value as of March 31, 2011 ($ in mil.)

Incremental Sales Growth (% p.a.)	Incremental EBITDA Margin (% p.a.)				
	(2.0%)	(1.0%)	0.0%	1.0%	2.0%
(2.0%)	546	590	634	678	722
(1.0%)	541	586	630	674	718
0.0%	536	581	626	670	715
1.0%	531	576	621	666	711
2.0%	526	572	617	663	708

Value Per Share (US$)

Incremental Sales Growth (% p.a.)	Incremental EBITDA Margin (% p.a.)				
	(2.0%)	(1.0%)	0.0%	1.0%	2.0%
(2.0%)	6.0	6.6	7.3	8.0	8.6
(1.0%)	5.9	6.6	7.2	7.9	8.6
0.0%	5.8	6.5	7.2	7.9	8.5
1.0%	5.8	6.4	7.1	7.8	8.5
2.0%	5.7	6.4	7.1	7.7	8.4

Implied LTM EV / EBITDA Multiple[1]

Incremental Sales Growth (% p.a.)	Incremental EBITDA Margin (% p.a.)				
	(2.0%)	(1.0%)	0.0%	1.0%	2.0%
(2.0%)	7.4x	7.9x	8.5x	9.1x	9.7x
(1.0%)	7.3x	7.9x	8.5x	9.1x	9.7x
0.0%	7.2x	7.8x	8.4x	9.0x	9.6x
1.0%	7.2x	7.8x	8.4x	9.0x	9.6x
2.0%	7.1x	7.7x	8.3x	8.9x	9.5x

Discount / Premium to Current Share Price[2]

Incremental Sales Growth (% p.a.)	Incremental EBITDA Margin (% p.a.)				
	(2.0%)	(1.0%)	0.0%	1.0%	2.0%
(2.0%)	*(0.0%)*	*8.1%*	*18.8%*	*29.5%*	*40.2%*
(1.0%)	*(0.0%)*	*7.0%*	*17.8%*	*28.6%*	*39.4%*
0.0%	*(0.1%)*	*5.9%*	*16.8%*	*27.7%*	*38.6%*
1.0%	*(0.1%)*	*4.8%*	*15.7%*	*26.7%*	*37.7%*
2.0%	*(0.1%)*	*3.6%*	*14.7%*	*25.8%*	*36.9%*

Note: Change in Working Capital as percentage of change in sales taken as per broker consensus and applied to sales forecasts as per model.

Note: Equity Value adjusted for option proceeds. Equity Value per Share based on diluted number of shares.

(1) March'11 LTM EBITDA of $74.2m as per model.

(2) Share price of $6.15 as of 24/03/2011.

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LBO Analysis: Base Case

Assumptions Overview

Assumptions

- Entry in March 2011
- Leverage: 3.0x LTM EBITDA at midpoint
  - Assumed 6.5% cash interest
- Exit multiple is equal to entry multiple
- Financials projections as per model

IRR Sensitivity to Entry Price and Leverage Multiple

Assuming Exit in FY 2015 at Entry Multiple

Entry price ($)	Premium over Current (%)	Sponsor IRR – Debt / LTM EBITDA (x): 2.0x	2.5x	3.0x	3.5x	4.0x
5.50	*(10.6%)*	24.6%	26.4%	28.4%	31.0%	34.1%
5.75	*(6.5%)*	24.2%	25.9%	27.8%	30.1%	33.0%
6.00	*(2.4%)*	23.9%	25.4%	27.2%	29.4%	32.0%
6.25	*1.6%*	23.5%	25.0%	26.7%	28.7%	31.1%
6.50	*5.7%*	23.2%	24.6%	26.2%	28.1%	30.3%
6.75	*9.8%*	22.9%	24.2%	25.7%	27.5%	29.6%
7.00	*13.8%*	22.7%	23.9%	25.3%	27.0%	28.9%
7.10	*15.4%*	22.5%	23.8%	25.1%	26.8%	28.6%
7.25	*17.9%*	22.4%	23.6%	24.9%	26.5%	28.3%
7.50	*22.0%*	22.2%	23.3%	24.6%	26.0%	27.7%
7.75	*26.0%*	21.9%	23.0%	24.2%	25.6%	27.2%
8.00	*30.1%*	21.7%	22.7%	23.9%	25.2%	26.7%

Assuming Exit in FY 2016 at Entry Multiple / *Entry Multiple*

Entry price ($)	Premium over Current (%)	Sponsor IRR – Debt / LTM EBITDA (x): 2.0x	2.5x	3.0x	3.5x	4.0x	Implied Entry Multiple EV / LTM EBITDA
5.50	*(10.6%)*	22.9%	24.4%	26.2%	28.3%	31.0%	6.9x
5.75	*(6.5%)*	22.5%	24.0%	25.6%	27.6%	30.0%	7.1x
6.00	*(2.4%)*	22.2%	23.5%	25.1%	26.9%	29.2%	7.3x
6.25	*1.6%*	21.9%	23.2%	24.6%	26.3%	28.4%	7.5x
6.50	*5.7%*	21.6%	22.8%	24.2%	25.8%	27.7%	7.7x
6.75	*9.8%*	21.3%	22.5%	23.8%	25.3%	27.1%	7.9x
7.00	*13.8%*	21.1%	22.2%	23.4%	24.8%	26.5%	8.1x
7.10	*15.4%*	21.0%	22.0%	23.3%	24.6%	26.3%	8.1x
7.25	*17.9%*	20.8%	21.9%	23.1%	24.4%	25.9%	8.3x
7.50	*22.0%*	20.6%	21.6%	22.7%	24.0%	25.5%	8.5x
7.75	*26.0%*	20.4%	21.4%	22.4%	23.6%	25.0%	8.7x
8.00	*30.1%*	20.2%	21.1%	22.1%	23.3%	24.6%	8.87x

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LBO Analysis: Adjusted WC Case

Adjusted WC

Assumptions Overview

Assumptions

- Entry in March 2011
- Leverage: 3.0x LTM EBITDA at midpoint
  - Assumed 6.5% cash interest
- Exit multiple is equal to entry multiple
- Financial projections as per model but working capital adjusted as per broker consensus[(1)]

IRR Sensitivity to Entry Price and Leverage Multiple

Assuming Exit in FY 2015 at Entry Multiple

Entry price ($) / Premium over Current (%)		Sponsor IRR – Debt / LTM EBITDA (x): 2.0x	2.5x	3.0x	3.5x	4.0x
5.50	*(10.6%)*	21.2%	22.8%	24.6%	26.8%	29.5%
5.75	*(6.5%)*	21.0%	22.4%	24.1%	26.1%	28.6%
6.00	*(2.4%)*	20.7%	22.1%	23.6%	25.5%	27.8%
6.25	*1.6%*	20.5%	21.8%	23.2%	25.0%	27.1%
6.50	*5.7%*	20.3%	21.5%	22.9%	24.5%	26.5%
6.75	*9.8%*	20.1%	21.2%	22.5%	24.1%	25.9%
7.00	*13.8%*	19.9%	21.0%	22.2%	23.7%	25.4%
7.10	*15.4%*	19.8%	20.9%	22.1%	23.5%	25.2%
7.25	*17.9%*	19.7%	20.7%	21.9%	23.3%	24.9%
7.50	*22.0%*	19.5%	20.5%	21.7%	23.0%	24.5%
7.75	*26.0%*	19.4%	20.3%	21.4%	22.7%	24.1%
8.00	*30.1%*	19.2%	20.2%	21.2%	22.4%	23.7%

Assuming Exit in FY 2016 at Entry Multiple / *Entry Multiple*

Entry price ($) / Premium over Current (%)		Sponsor IRR – Debt / LTM EBITDA (x): 2.0x	2.5x	3.0x	3.5x	4.0x	Implied Entry Multiple EV / LTM EBITDA
5.50	*(10.6%)*	19.8%	21.2%	22.7%	24.6%	27.0%	6.9x
5.75	*(6.5%)*	19.6%	20.8%	22.3%	24.0%	26.2%	7.1x
6.00	*(2.4%)*	19.3%	20.5%	21.9%	23.5%	25.5%	7.3x
6.25	*1.6%*	19.1%	20.2%	21.5%	23.0%	24.9%	7.5x
6.50	*5.7%*	18.9%	20.0%	21.2%	22.6%	24.3%	7.7x
6.75	*9.8%*	18.7%	19.7%	20.9%	22.2%	23.8%	7.9x
7.00	*13.8%*	18.5%	19.5%	20.6%	21.9%	23.3%	8.1x
7.10	*15.4%*	18.5%	19.4%	20.5%	21.7%	23.2%	8.1x
7.25	*17.9%*	18.4%	19.3%	20.3%	21.5%	22.9%	8.3x
7.50	*22.0%*	18.2%	19.1%	20.1%	21.2%	22.5%	8.5x
7.75	*26.0%*	18.1%	18.9%	19.9%	20.9%	22.2%	8.7x
8.00	*30.1%*	17.9%	18.7%	19.6%	20.7%	21.8%	8.87x

(1) Change in Working Capital as percentage of change in sales taken as per broker consensus and applied to sales forecasts as per model.

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